Exhibit 99
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 11-K
☑	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended September 30, 2005
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission file number 2-82760
A.	Full title of the plan and address of the plan, if different from that of the issuer named below:
Peoples Energy Corporation
Employee Stock Purchase Plan
B.	Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:
Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601

This Form 11-K is being filed for informational purposes only.
ITEM 1. An audited statement of financial condition as of the end of the latest two fiscal years of the plan.
          Not applicable. Employees’ payments for Company stock are neither segregated nor held for investment.
ITEM 2. An audited statement of income and changes in plan equity for each of the latest three fiscal years of the plan.
          Not applicable. See above.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Peoples Energy Corporation has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

Peoples Energy Corporation
Employee Stock Purchase Plan
(Name of Plan)

Date: December 9, 2005	By	/s/ Thomas A. Nardi
(Signature)
Thomas A. Nardi Executive Vice President and Chief Financial Officer Peoples Energy Corporation